Exhibit 21.1
Subsidiaries of Altra Holdings, Inc.
Jurisdiction of Incorporation

Altra Holdings, Inc.,	Delaware
- Altra Industrial Motion, Inc.,	Delaware
- American Enterprises MPT Corp.,	Delaware
- Nuttall Gear LLC,	Delaware
- American Enterprises MPT Holdings, LLC,	Delaware
- Ameridrives International, LLC,	Delaware
- Formsprag LLC,	Delaware
- Warner Electric LLC,	Delaware
- Warner Electric Technology LLC,	Delaware
- Boston Gear LLC,	Delaware
- Altra Bauer LLC,	Delaware
- Kilian Manufacturing Corporation,	Delaware
- 3091780 Nova Scotia Company,	Nova Scotia, Canada
- Kilian Canada, ULC,	Nova Scotia, Canada
- Warner Electric International Holding, Inc.,	Delaware
- Warner Electric (Holding) SAS,	France
- Warner Electric Europe SAS,	France
- Warner Electric Group GmbH,	Germany
- Warner Electric Verwaltungs GmbH,	Germany
- Stieber GmbH,	Germany
- Warner Electric (Netherlands) Holding, B.V.,	Netherlands
- Warner Electric Australia Pty. Ltd.,	Australia
- Warner Shui Hing Limited, (HK),	Hong Kong
- Warner Electric (Singapore), Ltd.,	Singapore
- Warner Electric (Taiwan) Ltd.,	Taiwan
- Warner Electric (Thailand) Ltd.,	Thailand
- Warner Electric UK Group Ltd.,	United Kingdom
- Warner Electric UK Holding, Ltd.,	United Kingdom
- Wichita Company Ltd.,	United Kingdom
- Altra Industrial Motion Netherlands C.V.,	Netherlands
- Altra Industrial Motion Netherlands B.V.,	Netherlands
- Blitz S11-131 GMBH,	Germany
- TB Wood’s Corporation,	Delaware
- TB Wood’s Incorporated,	Pennsylvania
- Plant Engineering Consultants, LLC,	Tennessee
- T.B. Wood’s Canada Ltd.,	Canada
- Industrial Blaju, S.A. de C.V.,	Mexico
- TB Wood’s Enterprises, Inc.,	Delaware
- Hay Hall Holdings Ltd.,	United Kingdom
- The Hay Hall Group Ltd.,	United Kingdom
- Matrix International, Ltd.,	United Kingdom
- Matrix International GmbH,	Germany
- Inertia Dynamics, LLC,	Delaware
- Bibby Group Ltd.,	United Kingdom
- Bibby Transmissions Ltd.,	United Kingdom
- Bibby Turboflex SA,	South Africa
- Turboflex Ltd.,	United Kingdom
- Torsiflex Ltd.,	United Kingdom
- Rathi Turboflex Pty Ltd,	India
- Huco Power Transmission, Ltd.,	United Kingdom
- Huco Engineering Industries Ltd.,	United Kingdom
- Dynatork Air Motors Ltd.,	United Kingdom
- Dynatork, Ltd.,	United Kingdom
- Twiflex Ltd.,	United Kingdom
- Saftek Ltd.,	United Kingdom